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                                                                   EXHIBIT 99.1

                                  EXHIBIT "1"

                         AGREEMENT TO FILE SCHEDULE 13D


     The persons named below hereby agree to file one Schedule 13D with respect to their respective Common shares of Chicago Rivet & Machine Co. reported in such Schedule. Such persons qualify for a single filing in accordance with the requirements of Rule 13D-1(f).


DATED: August 31, 1999
                                       -----------------------------------
                                       JOHN A. MORRISSEY

                                       /s/ Walter W. Morrissey
                                       -----------------------------------
                                       WALTER W. MORRISSEY




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